200 Route 31 North, Suite 104, Flemington, NJ 08822 T: 862.703.7169 F: 908.237.0071

January 22, 2014

Dear Fellow Shareholders,

This past year was one of major strategic and financial progress for Arno, as we continued advancing the clinical development program of our lead compound, onapristone. We achieved several important milestones during 2013 and early 2014, culminating in the first patient being entered in the Phase I clinical trial evaluating onapristone in post-menopausal women with progesterone receptor (PR) positive tumors. We entered into several agreements with development partners that we believe will play an integral role in our longer-term success in the clinical development of onapristone. Additionally, in October 2013, we completed a financing transaction in which we raised nearly $31 million and entered into an agreement with our 2012 debenture holders in which all of Arno’s obligations under the debentures were converted into shares of common stock. We believe these transactions put Arno on a solid financial footing as we move forward in 2014.

This year, in addition to continuing the Phase I trial in women with PR positive tumors, we plan to initiate a separate Phase I trial in men with castration-resistant prostate cancer and a Phase II trial in women with endometrioid cancer. It remains our goal to secure indications for onapristone first in activated progesterone receptor (APR) positive endometrioid cancer followed by additional indications in APR positive castration-resistant prostate cancer and other APR positive men’s and women’s cancers.

Onapristone has the potential to be the first approved anti-progestin for oncology indications and provide chemotherapy-sparing treatment to cancer patients who express a specific biomarker, as detected by a companion diagnostic under development. Onapristone is an oral, anti-progestin hormone blocker that has been shown in previous Phase II clinical trials to have anti-tumor activity in patients with breast cancer. In extensive pre-clinical testing, onapristone has demonstrated the ability to block APR. By blocking APR, we believe that onapristone may inhibit the growth of breast, endometrial and other tumors. The APR has the potential to function as a biomarker for anti-progestin activity, which will assist us in selecting the patients most likely to respond to treatment with onapristone.

On Tuesday, we reached a significant milestone in our Company’s history to-date with the enrollment of the first patient in the Phase I clinical trial evaluating onapristone in post-menopausal women with PR positive tumors, including endometrial, breast and ovarian cancers. The goal of the trial is to define the recommended Phase II dose and determine the overall safety profile. We expect initial topline results in mid-2014. We look forward to sharing substantive news on our clinical development activities with you as we progress through the trial.

The initiation of the Phase I trial in PR positive tumors follows a successful pharmacokinetic (PK) study of onapristone – which marked Arno’s first clinical trial of onapristone – in a group of healthy volunteers that provided us with much needed information on the PK of our lead compound. Biotrial, which served as the contract research organization (CRO) for the PK trial, was also selected as the CRO for the Phase I trial under principal investigator Paul Cottu, MD.

In addition to the initiation of the sites of the Phase I trial in women with PR positive tumors in the fourth quarter of 2013, we submitted an Investigational Medicinal Product Dossier (IMPD) to the British health authority, Medicines and Healthcare Products Regulatory Agency (MHRA), for a Phase I trial investigating onapristone in men with castration-resistant prostate cancer, after failure of abiraterone (ZYTIGA®) or enzalutamide (XTANDI®). The IMPD was approved by the MHRA the first week of January, ethics committee review is scheduled for later this month and we intend to initiate this separate Phase I dose escalation study in February.

We are proud of our recent clinical and developmental accomplishments, and we have made meaningful progress in other areas of our business as well. In the second quarter of 2013, we announced collaborations with Clarient Diagnostic Services, Inc. and Janssen Diagnostics, LLC (formerly Veridex Diagnostics) for the development of two separate diagnostic tests to help identify APR. Earlier this month, we signed a co-development agreement with Leica Biosystems to develop a commercializable companion diagnostic test that will identify the APR as a biomarker and enable us to select the patients most likely to respond to treatment with onapristone. We are rapidly moving forward with each of these partnerships and are excited about the potential of these diagnostic tests, both during and post clinical trials.

We continue to broaden the story of anti-progestins and were active participants at major medical meetings throughout the year – presenting preclinical data at prominent conferences such as the American Society of Clinical Oncology annual meeting (ASCO), the European Cancer Congress (ECC) 2013 (ECCO-ESMO-ESTRO tri-meeting) and the CTRC-AACR San Antonio Breast Cancer Symposium (SABCS). We were particularly pleased with the reception our data received in early June in Chicago at ASCO, which is the most prestigious and best-attended oncology meeting in the world. The positive data presented by Arno from three preclinical studies supported further investigation of onapristone and the development of a diagnostic test to identify patients with APR as a potential biomarker of anti-progestin activity in endometrial and breast cancers. These three posters were presented by the primary investigators of each study and Arno representatives during two general poster sessions.

Following ASCO, we presented two posters at the ECC in Amsterdam at the end of September. These two posters, which were an expansion of the data set presented at ASCO, further validated the target of APR as a biomarker of anti-progestin activity.

At a poster session at SABCS in December, we presented data from a preclinical study demonstrating that data analysis from breast cancer tumors further support the development of a diagnostic test to identify patients with activated progesterone receptor (APR) and activated estrogen receptor (AER) as potential biomarkers of anti-progestin and anti-estrogen activity, respectively.

Finally, in the fourth quarter, we took a major step toward shoring up our finances and improving Arno’s capital structure. In late October, we raised $30.8 million from a number of new and existing blue-chip investors. In conjunction with the financing, the holders of our 8% Senior Convertible Debentures issued in late 2012 agreed to convert this debt into shares of common stock, and we effected a 1-for-8 reverse stock split. These transactions greatly improved our balance sheet by providing us the capital necessary to advance our onapristone program and eliminating our debt obligations.

The momentum in our pipeline is significant, and we are looking forward to additional positive developments throughout the year. We thank you all for your continued support of Arno, and hope that you share in our excitement about what the future holds for our Company.

Best wishes for a very happy and prosperous New Year!

Sincerely,

Glenn R. Mattes

President and Chief Executive Officer

Arno Therapeutics

Forward-Looking Statements

This letter contains forward-looking statements that involve substantial risks and uncertainties. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include, without limitation, statements regarding the timing, progress and anticipated results of the clinical development of onapristone, including the timing of the initiation of planned clinical trials of onapristone, statements regarding the indications for which we may seek approval of onapristone, statements regarding our ability to fund further development of our clinical programs, our intention to develop onapristone for endometrioid and castrate-resistant prostate cancers, our ability to develop a companion diagnostic for onapristone, as well as Arno's strategy, future operations, outlook, milestones, future financial position, future financial results, plans and objectives. We may not actually achieve these plans, intentions or expectations and Arno cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make. Such factors include, among others, risks that the results of clinical trials will not support our claims or beliefs concerning the effectiveness of onapristone or any of our other product candidates, our ability to finance the development of onapristone and our other product candidates, regulatory risks, and our reliance on third party researchers and other collaborators. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2012, and its Quarterly Report on Form 10-1 for the quarter ended June 30, 2013. Arno is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.